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                                                                   EXHIBIT 10(T)

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (hereinafter called "this Agreement") is made and entered into this 12th day of October, 1994, by and between TEXAS SECURITY BANCSHARES, INC., having its principal place of business at 777 West Rosedale, Fort Worth, Texas 76104 (hereinafter called "Borrower"), and THE FROST NATIONAL BANK, a national banking association, with its main banking offices located at 100 West Houston Street, P.O. Box 1600, San Antonio, Texas 78296 (hereinafter called "Lender").

     WHEREAS, Borrower is desirous of obtaining a loan from Lender in the aggregate principal amount of TWELVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($12,500,000.00) for the purpose of financing the acquisitions of financial institutions in Texas and for general corporate purposes; and,

     WHEREAS, Lender is desirous of making such loan to Borrower in the principal amount of TWELVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($12,500,000.00) for the purposes set forth above, but on the terms, conditions and covenants hereafter contained.

     NOW, THEREFORE, subject to all terms, conditions and covenants hereinafter set forth and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1. DEFINITIONS.
          -----------

     The terms defined in this Article I (except as otherwise expressly provided in this Agreement) for all purposes shall have the following meanings:

     "Advance" shall mean the amounts requested by Borrower from time to time as set forth in Section 2.01 of this Agreement.

     "Advance Request Form" means a certificate, in substantially the form of Exhibit "A" hereto, properly completed and signed by Borrower requesting an Advance.

     "Available Amount" shall mean the sum available to Advance to the Borrower which is equal to the Maximum Loan Amount less the unpaid principal balance of the Note.

     "Book Value" shall mean, for any share of stock, the bank's Equity Capital divided by the total number of such bank's shares outstanding.

     "Business Day" shall mean a day on which Lender is open for transaction of its general banking business.

     "Cash Flow Coverage" shall mean the ratio of (i) net income plus depreciation and amortization, to (ii) and current maturities of long-term debt; all as determined in accordance with GAAP.

     "CBT" shall mean Central Bank & Trust, a state banking association whose offices are located at 777 West Rosedale, Fort Worth, Texas 76104.

     "Closing Date" shall mean the date this Agreement is executed by all parties hereto which shall be the day and year first written above unless otherwise indicated. Unless otherwise agreed to by the parties, the Closing shall take place at the offices of Munsch Hardt Kopf Harr & Dinan, 1445 Ross Avenue, 4000 Fountain Place, Dallas, Texas 75202.

     "Collateral" shall have the meaning ascribed to it in Section 2.3.

     "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries.

LOAN AGREEMENT - Page 1

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     "Equity Capital" shall mean the Tier I Capital as defined by The Federal
Reserve Regulations.

     "Event of Default" means any event specified in Section 6.1 of this Agreement, or any other event specified elsewhere in this Agreement as an "Event of Default", provided that any requirement in connection with such event for the giving of notice or lapse of time or any other condition has been satisfied.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.
Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "Highest Lawful Rate" shall mean the maximum rate of nonusurious interest allowed from time to time by Law. Unless changed in accordance with Law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect as provided in Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04, as amended; but in no event shall Tex. Rev. Civ. Stat. Ann. Art. 5069 ch. 15 (which regulates certain revolving loan accounts and revolving triparty accounts) apply to the Loan.

     "Insider" shall mean an "executive officer," "director," or "person who directly or indirectly or in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities" (as such terms are defined in the Financial Institutions Regulatory and Interest Rate Control Act of 1978, as amended, or in regulations promulgated pursuant thereto) of Borrower or any Subsidiary.

     "Law" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any territory or possession, or any Tribunal.

     "Loan" shall mean the credit extended to Borrower pursuant to Section 2.1 of this Agreement.

     "Loan Documents" shall mean this Agreement, the Note, the Security Instruments, and all other documents or instruments executed and delivered pursuant to or in connection with this Agreement, the Note and the Security Instruments and any future amendments hereto or thereto.

     "Maximum Loan Amount" shall mean $12,500,000.00.

     "Net Income" shall mean that amount of income remaining after deducting expenses (including provision for loan and lease losses) and payments of all taxes incurred on said income and after deducting securities transactions, all as calculated in accordance with GAAP and regulatory accounting principles, to the extent each is applicable.

     "Non-Performing Loans" means loans on nonaccrual, loans on which the interest rate has been reduced other than to reflect the then prevailing market interest rates due to the troubled condition of borrower and are loans which have been past due for ninety (90) days or more.

     "Note" shall mean the promissory note evidencing the Loan executed simultaneously herewith, such Note to be in form and content satisfactory to Lender in its sole discretion, and any promissory note issued in substitution therefor or in renewal or extension or rearrangement thereof.

     "Obligated Party" shall mean Borrower and any other Person in the future who is or becomes a party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

     "Obligations" shall mean the outstanding principal amounts of the Note and interest accrued thereon, and any and all other indebtedness, liabilities and

LOAN AGREEMENT - Page 2

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obligations whatsoever of Borrower to Lender hereunder or under the Note and/or the Security Instruments, whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising, and howsoever evidenced or acquired, whether joint or several, and whether evidenced by note, draft, acceptance, guaranty, open account, letter of credit, surety agreement or otherwise.

     "Person" shall mean any individual, firm, corporation, association, partnership, joint venture, trust or other entity, or Tribunal.

     "Prime Rate" shall mean the variable rate of interest per annum established by The Frost National Bank from time to time and referred to as its "prime rate". Such rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that many of Lender's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

     "Security Instruments" shall mean any and all security agreements, financing statements, pledges, hypothecations, or other instruments, documents, or agreements of any sort creating or perfecting liens or in any other way securing repayment or performance of the Obligations.

     "Subsidiary" means any corporation or bank of which more than fifty (50%) of the issued and outstanding securities having ordinary voting power for the election of a majority of directors is owned or controlled, directly or indirectly, by Borrower, by Borrower with one or more Subsidiaries, or by just one or more Subsidiaries. On Closing Date, Borrower had two Subsidiaries, TSBC and TSB Operations Corporation, a Texas corporation.

     "Taxes" shall mean all taxes, assessments, fees, or other charges from time to time or at any time imposed by any Laws or by any Tribunal.

     "TSBC" shall mean Texas Security Bancshares Corporation, a Delaware corporation, whose offices are located in the State of Delaware.

     "Tribunal" shall mean any state, federal, regulatory, or other court or governmental department, commission, board, bureau, agency or instrumentality.

     1.2. OTHER DEFINITIONAL PROVISIONS. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE II
                    LOAN, SECURITY AND CONDITIONS PRECEDENT
                    ---------------------------------------

     2.1. THE LOAN. Subject to the terms and conditions of this Agreement, Lender agrees to loan ("Loan") to Borrower the principal amount of Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00) for the purpose of financing the acquisitions of financial institutions in Texas and for other general corporate purposes.

     2.2. THE NOTE. The obligation of Borrower to pay the Loan shall be evidenced by a Note executed by Borrower and payable to the order of Lender, in the principal amount of the Loan bearing interest at the variable rate per annum equal to the Prime Rate.

          (A) PRINCIPAL. The Borrower shall pay principal in accordance with the terms of the Note, with the maturity date of the Loan being as set forth in the Note. On Closing Date, the principal balance of the Note shall be due and payable on April 30, 1996. The Lender agrees to lend to Borrower from the Closing Date until April 30, 1996, such amounts as Borrower may from time to time request (each such amount being herein called an "Advance") so long as each Advance does

LOAN AGREEMENT - Page 3

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not exceed the Available Amount and the aggregate amount of Advances outstanding at any time does not exceed the Maximum Loan Amount. The amount of principal owing under the Note at any given time shall be the aggregate amount of all Advances theretofore made, minus all payments of principal theretofore received by Lender and applied to the Note.

          (B) INTEREST. The Borrower shall pay interest in accordance with the terms of the Note, which shall never exceed the Highest Lawful Rate. On Closing Date, interest shall be due and payable on the last day of each month, commencing November 30, 1994 and continuing regularly thereafter through and including April 30, 1996. Unpaid and past due principal and interest shall bear interest from its due date until paid at the lesser of (i) the Prime Rate plus four percent (4.0%) per annum, or (ii) the Highest Lawful Rate. The unpaid principal balance of the Loan from time to time outstanding shall bear interest before maturity at the varying rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the Prime Rate, with adjustments in such varying rate to be made on the same date as any change in such Prime Rate and adjustments due to changes in the Highest Lawful Rate to be made on the effective date of any change in the Highest Lawful Rate. Interest paid or agreed to be paid shall not exceed the maximum amount permissible under applicable Laws and, in any contingency whatsoever, if Lender shall receive anything of value deemed interest under applicable Laws which would exceed the maximum amount of interest permissible under applicable Laws, the excessive interest shall be applied first to the reduction of unpaid principal under the Loan, then to reduce other indebtedness of Borrower to Lender, with the remainder of such excessive interest to be refunded to Borrower if such excessive interest exceeds unpaid principal. Interest shall be computed on the basis of actual days elapsed during which unpaid principal is outstanding, but as if each calendar year consisted of three hundred sixty (360) days unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per annum basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, subject to the provisions hereof limiting interest to the maximum amount permitted by applicable Laws.

          (C) REQUEST FOR ADVANCE. Borrower may request an Advance in writing by the execution and delivery of an Advance Request Form to Lender in person or via telecopy by no later than 10:00 a.m. (San Antonio, Texas time) on the date the requested Advance is to be funded. Each Advance must be in an amount at least equal to the lesser of (i) the Available Amount, or (ii) $500,000.00. The Lender, at its option, may make an Advance on the oral request of Borrower, but such request must be confirmed in writing signed by an authorized officer of Borrower, within two (2) Business Days after the date such Advance is funded.
If all conditions precedent to lending as set forth herein have been met, Lender will on the date requested make such Advance available to Borrower in immediately available funds at Lender's office in San Antonio, Texas.

          (D) PREPAYMENT. Borrower reserves the option of prepaying the principal of the Note, in whole or in part, at any time after the date hereof without penalty. All amounts of principal so prepaid and received by the holder of the Note shall be applied to the next principal installment due under the Note.

          (E) EXTENSION. Provided that no Event of Default has occurred and is continuing at the maturity date of the Loan (April 30, 1996), at Borrower's option the Lender agrees to renew and extend the Loan to be payable in twenty equal quarterly installments of principal plus interest accruing at the Prime Rate.

     2.3. SECURITY FOR THE LOAN. To secure full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered the following property ("Collateral") to secure the
Obligations:

              (i) Pursuant to the terms of the Security Instruments, Borrower shall cause TSBC to pledge and grant to Lender a first priority security interest in 200,000 shares of common stock of CBT (representing 100% of the issued and outstanding shares of such stock) evidenced by Certificate Number 232 for 120,000 shares and Certificate Number 233 for

LOAN AGREEMENT - Page 4

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     80,000 shares and all products and proceeds thereof to the extent provided in the Security Instruments. Lender shall retain possession of the certificate(s) representing said common stock, together with stock powers executed in blank by TSBC.

     2.4. CONDITIONS PRECEDENT TO CLOSING. The obligation of Lender to make the Loan shall be subject to the conditions precedent that Lender shall have received on or before the day of the Closing of the Loan, dated as of the date of the Loan, the following documents, in form and substance satisfactory to
Lender:

          (A) NOTE.  The Note executed by Borrower.

          (B) SECURITY INSTRUMENTS. The Security Instruments executed by Borrower, TSBC or any other Obligated Party granting to Lender a security interest in the Collateral.

          (C) STOCK CERTIFICATES. All stock certificates pledged as Collateral for the Loan.

          (D) STOCK POWERS, UCC-1. The executed stock powers and financing statements to evidence the security interest granted in the Security Instruments.

          (E) RESOLUTIONS. Corporate resolutions of the Board of Directors of Borrower, certified by the Secretary or Senior Vice President of such corporation, which resolution authorize the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents. Included in said resolutions or by separate document, the Lender shall receive a certificate of incumbency certified by the Secretary of Borrower and its Subsidiaries certifying the names of each officer authorized to execute this Agreement and the other Loan Documents, together with specimen signatures of such officers.

          (F) ARTICLES OF INCORPORATION. The Articles of Incorporation of Borrower and TSBC and the Articles of Association of CBT certified by the Secretary of such entities to be true and correct.

          (G) BYLAWS. The Bylaws of Borrower, TSBC and CBT certified by the Secretary of such entities to be true and correct.

          (H) GOVERNMENT CERTIFICATES. Certificate of Good Standing of Borrower issued by the Comptroller of Public Accounts of the State of Texas; Certificate of Existence of Borrower issued by the Secretary of State of Texas; Certificates of Existence and Good Standing of TSBC issued by the State of Delaware; and certificate of good standing of CBT from the appropriate regulatory authority.

          (I) OPINION OF BORROWER'S COUNSEL. Lender shall have received from Borrower's counsel an opinion satisfactory in form and substance to Lender and its counsel regarding (i) the due organization of the Borrower, TSBC and CBT, and (ii) the enforceability of Loan Documents.

          (J) FINANCIAL STATEMENTS. Borrower and its Subsidiaries shall have each delivered to Lender such financial statements as shall have been requested by Lender, in form and substance satisfactory to Lender in its sole discretion.

          (K) PROCEEDINGS. All corporate proceedings of Borrower and TSBC in connection with their organization and the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Lender and its counsel; and Lender shall have received copies of all documents or other evidence which Lender or its counsel may reasonably request in connection with said transactions and copies of records and all corporate proceedings (including without limitation written resolutions of the Board of Directors of Borrower duly authorizing the execution and delivery of this Agreement, the promissory note(s), and the other Loan Documents and the performance of their respective terms and written resolutions of the Board of Directors of TSBC duly authorizing the pledge of the CBT stock) in connection therewith, all in form and substance satisfactory to Lender an its counsel.

LOAN AGREEMENT - Page 5

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          (L) ADDITIONAL PAPERS.  Borrower shall have delivered to Lender such other documents, records, instruments, papers, opinions, and reports, as shall have been requested by Lender, to evidence the status or organization or authority of Borrower or to evidence or secure payment of the Obligations, all in form satisfactory to Lender and its counsel.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     To induce Lender to enter into this Agreement and upon which Lender has relied in entering into this Agreement and consummating the transactions herein described, Borrower represents and warrants to Lender that:

     3.1. DUE ORGANIZATION. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas; Borrower is duly authorized, qualified and licensed under all applicable Laws to conduct its businesses; and Borrower has full power, capacity, authority and legal right to conduct the businesses in which it does now, and propose to, engage; and Borrower has full power, capacity, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement, and the other Loan Documents, to which it is a party, all of which have been duly authorized and approved by all necessary corporate action. CBT is a state banking association duly organized, validly existing and in good standing under the laws of the State of Texas. TSBC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; TSBC is duly authorized, qualified and licensed under all applicable Laws to conduct its business; and TSBC has full power, capacity, authority and legal right to execute and deliver and to perform and observe the provisions of the Security Instruments it is executing, all of which have been duly authorized and approved by all necessary corporate action.

     3.2. LITIGATION. Except as set forth in a letter to Lender, no action, suit or proceeding against or affecting Borrower or any Subsidiary is known to be pending, or to the knowledge of Borrower threatened, in any court or before any governmental agency or department, which, if adversely determined, could result in a final judgment or liability of a material amount not fully covered by insurance, or which may result in any material or adverse change in the business, or in the condition, financial or otherwise, of Borrower. There are no outstanding judgments against Borrower or any Subsidiary.

     3.3. COMPLIANCE WITH OTHER INSTRUMENTS. There is no default in the performance of any material obligation, covenant, or condition contained in any agreement to which Borrower is a party which has not been waived. Neither Borrower nor any Subsidiary is in default with respect to any Law of any Tribunal which would have a material adverse effect on Borrower or any Subsidiary. The execution, delivery and performance of the terms of this Agreement, the Note and the other Loan Documents by Borrower will not violate the provisions of any applicable Law, Borrower's By-laws or Articles of Incorporation, or any order or regulation of any governmental authority to which the Borrower is subject, and will not conflict with or result in a breach of any of the terms of any agreement or instrument to which Borrower is a party or by which Borrower is bound, or constitute a default thereunder, or result in the creation of a lien, charge, or encumbrance of any nature upon any of Borrower's properties or assets except as contemplated in this Agreement.

     3.4. NO DEFAULT. No Event of Default specified in Article VI has occurred and is continuing.

     3.5. CORPORATE AUTHORIZATION. Borrower's and TSBC's Board of Directors have duly authorized the execution and delivery of this Agreement and the other Loan Documents to which each is a party and the performance of their respective terms and no consent of the stockholders of Borrower, TSBC or any other Person is a prerequisite thereto or if a prerequisite thereto, the same has been duly obtained. This Agreement and all other Loan Documents are valid, binding, and enforceable obligations of Borrower in accordance with their respective terms except as may be limited by bankruptcy or similar laws.

LOAN AGREEMENT - Page 6

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     3.6. DISCLOSURE.  Neither this Agreement nor any other document, certificate, Loan Document or statement furnished to Lender by or on behalf of Borrower in connection herewith is known to contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     3.7. OWNERSHIP OF SUBSIDIARIES. Borrower owns 100% of TSBC which is evidenced by Certificate No. 1 for 100,000 shares and Borrower owns 100% of TSB Operations Corporation as evidenced by Certificate No. 1 for 1,000 shares. TSBC owns 100% of the issued and outstanding common stock of CBT. Borrower does not own, directly or indirectly, any stock or any interest in any other Person except as described above.

     3.8. FEDERAL RESERVE BOARD REGULATIONS. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended.

     3.9. STOCK AND STOCK AGREEMENTS. CBT does not have any class of stock authorized other than common stock. Further, Borrower has furnished to Lender copies of all buy-sell agreements, stock redemption agreements, voting trust agreements and all other agreements and contracts involving the stock of CBT of which it is aware and there are not any agreements or terms of any agreements to which CBT is a party which alter, impair, affect or abrogate the rights of Lender or the Obligations of Borrower under this Agreement or any other Loan Document.

     3.10. FINANCIAL STATEMENTS. The consolidated financial statements of Borrower furnished to Lender were prepared in accordance with regulatory accounting principles or GAAP, as indicated upon such statements, and such statements fairly present, as appropriate, the consolidated financial conditions and the results of operations of Borrower as of, and for the portion of the fiscal year ending on, the date or dates thereof. There were no material or adverse events or liabilities, direct or indirect, fixed or contingent, of Borrower as of the date or dates of such financial statements and known to Borrower, which are not reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Documents and transactions heretofore disclosed in writing to Lender, there have been no material or adverse changes in the respective financial conditions of Borrower and/or its Subsidiaries from those shown in such financial statements between such date or dates and the date hereof, nor has Borrower or any Subsidiaries incurred any material or adverse liability, direct or indirect, fixed or contingent, except as previously disclosed in writing to Lender.

     3.11. TAXES. All federal, state, foreign, and other Tax returns of Borrower and each Subsidiary required to be filed have been filed, and all federal, state, foreign, and other Taxes imposed upon Borrower and each Subsidiary which are due and payable have been paid or adequate reserves for payment thereof have been provided.

     3.12. TITLE TO COLLATERAL. Borrower represents that TSBC owns, and with respect to Collateral delivered after the date hereof, TSBC will own, legally and beneficially, the Collateral free of any lien or claim or any right or option on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof, except for the first priority lien granted pursuant to the Loan Documents. The Collateral is not subject to any restriction on transfer or assignment except for compliance with applicable federal and state laws and regulations promulgated thereunder. TSBC has the unrestricted right to pledge the Collateral as contemplated hereby. All of the Collateral has been, and with respect to Collateral delivered after the date hereof, will be duly and validly issued and fully paid and nonassessable.

LOAN AGREEMENT - Page 7

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     3.13.     USE OF LOAN PROCEEDS.  All loan proceeds or funds furnished by
Lender to Borrower shall be used solely for the purpose specified in Article II of this Agreement.

                                   ARTICLE IV
                             AFFIRMATIVE COVENANTS
                             ---------------------

     While any part of the Obligations remains unpaid and unless otherwise waived in writing by Lender:

     4.1. ACCOUNTS, REPORTS AND OTHER INFORMATION. Borrower shall maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with regulatory accounting principles or GAAP, as applicable, and Borrower shall furnish to Lender the following:

          (A) QUARTERLY STATEMENTS. As soon as available, but no more than thirty (30) days after the end of each fiscal quarter, (i) an Officer's Certificate setting forth the information required to establish whether Borrower and CBT were in compliance with the financial covenants and ratios set forth in
Article V hereof during the period covered and that signer or signers have reviewed the relevant terms in this Agreement and have made, or caused to be made under their supervision, a review of the transactions of such entity from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the Officer's Certificate and that such review has not disclosed any Event of Default, violation or breach in the due observance of any covenant, agreement or provision of this Agreement; (ii) to the best of their ability, copies of the Uniform Bank Performance Report for each Subsidiary prepared by the Federal Financial Institutions Examination Council; (iii) an Officer's Certificate of CBT setting forth their evaluation of the adequacy of the allowance for loan losses; and (iv) such other information as Lender shall reasonably request.

          (B) ANNUAL STATEMENTS. As soon as available, but no more than one hundred twenty (120) days after the end of each fiscal year (i) a current listing of CBT's internal watch list and/or problem loan listing (e.g., loans rated "watch," OAEM, Substandard and Doubtful with all such information to be held in confidence by the Lender); (ii) copies of consolidated balance sheets, statements of income and retained earnings and statement of cash flows of Borrower, setting forth in each case, in comparative form, figures for the previous calendar year, all in reasonable detail; and (iii) an opinion by an independent certified public accountant selected by Borrower, and acceptable to Lender, which opinion shall state that said consolidated financial statements have been prepared in accordance with GAAP and that such accountant's audit of such financial statements has been made in accordance with generally accepted auditing standards and that said financial statements present fairly the consolidated financial condition of Borrower and the results of their operations; and (iv) such other information as Lender may reasonably request.

          (C) ANNUAL REPORT. As soon as available, but no more than one hundred twenty (120) days after the end of each fiscal year of Borrower, a copy of the Federal Reserve Board Form Y-6 Annual Report of Borrower, as filed with the Board of Governors of the Federal Reserve System.

          (D) CALL REPORTS.  As soon as available, but no more than forty-five
(45) days after the call date, copies of all FFIEC Call Reports furnished by each Subsidiary bank to the appropriate Tribunal.

     4.2. EXISTENCE. Borrower and its Subsidiaries shall maintain their respective existence as a corporation and all of its privileges, franchises, agreements, qualifications and rights that are necessary or desirable in the ordinary course of business; and Borrower shall cause each of its Subsidiaries to maintain and preserve their respective good standing with all Tribunals.

     4.3. OBSERVANCE OF TERMS. Borrower shall: (i) pay the principal and interest on the Note in accordance with its terms; and (ii) observe, perform, and comply with every covenant, term and condition herein expressed or implied on the part of Borrower to be observed, performed or complied with.

LOAN AGREEMENT - Page 8

     4.4. COMPLIANCE WITH APPLICABLE LAWS. Borrower and each Subsidiary shall substantially comply with the requirements of all applicable Laws of any Tribunal, noncompliance of which would have a material adverse effect on Borrower or any Subsidiary.

     4.5. INSPECTION. Borrower and each Subsidiary shall permit any representatives of Lender to visit, review and/or inspect any of its properties and assets at any reasonable time and to examine all books of account, records, reports, examinations and other papers (subject to applicable confidentiality requirements), to make copies therefrom at the expense of Borrower, and to discuss the affairs, finances and accounts of Borrower and each Subsidiary with their respective employees and officers at all such reasonable times and as often as may be reasonably requested. The Lender agrees to keep in confidence the records and information provided by Borrower to Lender.

     4.6. CHANGE. Borrower shall promptly notify Lender of: (i) all litigation affecting Borrower which is not adequately covered by insurance where the amount in controversy exceeds $100,000.00; (ii) any change in the beneficial or legal ownership of twenty percent (20%) or more of the issued and outstanding common stock of Borrower or any Subsidiary; and (iii) any other matter which could have a material or adverse effect on the financial condition or operations of Borrower or any Subsidiary.

     4.7. MANAGEMENT. Borrower shall and shall cause each Subsidiary to, maintain management satisfactory to Lender provided that such management shall be satisfactory to Lender if, in Lender's good faith judgment, such management demonstrates ability at least equal to present management and operates Borrower and its Subsidiaries in a manner consistent with their present operations.

     4.8. PAYMENT OF TAXES. Borrower and its Subsidiaries shall pay all lawful Taxes imposed upon them or upon their income or profits or upon any of their property before the same shall be delinquent; provided, however, that neither Borrower nor any Subsidiary shall be required to pay and discharge any such
Taxes: (i) so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and such liable party shall set aside on its books adequate reserves with respect thereto and shall pay any such Taxes before any of its property shall be sold to satisfy any lien which has attached as a security therefor; and (ii) if Lender has been notified of such proceedings.

     4.9. INSURANCE. Borrower shall, and shall cause any Subsidiary to, keep all property of a character usually insured by Persons engaged in the same or similar businesses, adequately insured by financially sound and reputable insurers, and shall furnish Lender evidence of such insurance immediately upon request in form satisfactory to Lender.

     4.10. COMPLIANCE WITH ERISA. Borrower and each Subsidiary shall comply, if applicable, with the provisions of the Employee Retirement Income Security Act of 1974, as amended, and furnish to Lender, upon Lender's request, such information concerning any plan of Borrower or any Subsidiary subject to said Act as may be reasonably requested. Borrower and each Subsidiary shall notify Lender immediately of any fact or action arising in connection with any plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee or administrator for such plan.

     4.11. FINANCIAL CONDITION. Subject to the provisions of Article V hereof, Borrower shall cause each Subsidiary to maintain the ratios of assets to liabilities, loans to deposits, loan loss reserves and liquidity at percentages acceptable to all Tribunals having jurisdiction over such Subsidiary.

     4.12. MAINTENANCE OF PRIORITY OF LIENS. Borrower shall and shall cause TSBC to, perform such acts and shall duly authorize, execute, acknowledge, deliver, file, and record such additional assignments, security agreements, and other agreements, documents, instruments, and certificates as Lender may deem necessary or appropriate in order to perfect and maintain the liens on the Collateral in favor of Lender and preserve and protect the rights of Lender.

LOAN AGREEMENT - Page 9

     4.13. MAINTENANCE OF PROPERTIES. Borrower shall maintain, and cause each Subsidiary to maintain, its assets and properties in good condition and repair.

     4.14. FDIC INSURANCE. Borrower shall cause each banking Subsidiary to maintain federal deposit insurance and to be a member of the Federal Deposit Insurance Corporation.

     4.15. NOTICES. Borrower shall promptly notify, and shall cause each Subsidiary to promptly notify, Lender of (i) the occurrence of an Event of Default, or of any event that with notice or lapse of time or both would be an Event of Default, (ii) the commencement of any action, suit, or proceeding against Borrower or any Subsidiary that might have a material adverse effect on the business, financial condition, or operations of Borrower or any Subsidiary, and (iii) any other matter that might have a material adverse effect on the business, financial condition, or operations of Borrower or any Subsidiary.

                                   ARTICLE V
                               NEGATIVE COVENANTS
                               ------------------

     While any part of the Obligations remains unpaid and unless waived in writing by Lender:

     5.1. CAPITAL. The Borrower shall not permit the Equity Capital of CBT to, at any time, be less than the greater of (i) five percent (5.0%) of total assets (adjusted for any differences between Tier I Capital and stockholder's equity as defined by GAAP), or (ii) the minimum regulatory requirement granted to CBT.

     5.2. LOAN LOSS RESERVE. The Borrower shall maintain CBT's loan loss reserve at all times to be the greater of: (i) one and one quarter percent (1.25%) of CBT's gross loans, or (ii) regulatory minimum reserve requirements; provided that, if a bank regulatory agency having jurisdiction over CBT requires CBT to reduce their loan loss reserve to an amount less than the amount in clause (i) above, then maintenance of a loan loss reserve equal to the amount required by such regulatory agency shall be adequate.

     5.3. CONSOLIDATED NET WORTH. The Borrower shall not permit its Consolidated Net Worth to at any time be less than Forty-Five Million Dollars ($45,000,000.00).

     5.4. RETURN ON EQUITY. The Borrower shall maintain at all times a minimum return on Equity Capital of 8.0% and shall cause CBT to maintain a minimum return on Equity Capital of 10.0%.

     5.5. CASH FLOW COVERAGE. The Borrower shall cause CBT to maintain at all times a Cash Flow Coverage of at least 1.5 to 1.0.

     5.6. CONTROL. There shall be no change in the control of Borrower or any Subsidiary. For purposes of this Section, the term "control" shall mean the power to, directly or indirectly vote twenty percent (20%) or more of any voting stock.

     5.7. DIVIDENDS. Borrower shall not declare or pay any dividends or make any payment on account of any class of the capital stock of Borrower now or hereafter outstanding, make any distribution of cash or property to holders of any shares of such stock which is in excess of $1,500,000.00 in the aggregate per year.

     5.8. BUSINESS. Borrower and each Subsidiary shall not engage, directly or indirectly, in any business other than the businesses permitted by statute and the regulations of the appropriate governmental and regulatory agencies or Tribunals.

     5.9. OTHER LIENS, DISPOSITION OF ASSETS. Borrower or any Subsidiary shall not create or suffer to exist a lien or security interest upon, or otherwise dispose of or encumber, any Collateral or security securing Borrower's payment and performance of the Obligations, nor will Borrower or any Subsidiary sell,

LOAN AGREEMENT - Page 10
lease, or otherwise dispose of their assets or investments, unless such sale shall be in the ordinary course of business and for full and fair consideration.

     5.10. LIMITATION ON DEBT. Borrower (parent company only) shall not create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any debt except:

          (a) debt created under this Agreement;

          (b) borrowed indebtedness (excluding debt created under this Agreement) not at to exceed $1,000,000.00 at any one time outstanding; and

          (c) contingent liability upon negotiable instruments endorsed for the purpose of collection in the ordinary course of business.

     5.11. ACQUISITIONS, MERGERS, AND DISSOLUTIONS. Borrower shall not, and Borrower shall not permit any Subsidiary to, directly or indirectly, acquire all or any substantial portion of the property, assets, or stock of, or interest in, any Person, or merge or consolidate with any Person, or dissolve or liquidate which is not in the ordinary course of business without notifying Lender within thirty (30) days before the closing.

     5.12. ISSUANCE OF STOCK. CBT shall not authorize or issue shares of stock of any class, common or preferred, or any warrant, right or option pertaining to its capital stock or issue any security convertible into capital stock.

                                   ARTICLE VI
                                    DEFAULT
                                    -------

     6.1. EVENTS OF DEFAULT.  Each of the following shall be deemed an "Event of
          -----------------
Default":

          (a) Failure by Borrower to pay or perform any part or component of the Obligations, when due or declared due and such failure continues for three (3) days; or,

          (b) Any representation or warranty made or deemed made by Borrower or any other Person in any Loan Documents, or in any certificate or financial or other statement furnished at any time to Lender shall be false, misleading or erroneous in any material respect as of the date made, deemed made, or furnished; or,

          (c) Failure to observe, perform or comply with any of the covenants, terms, or agreements contained in this Agreement or any other Loan Document; or,

          (d) Failure by Borrower or any Subsidiary to pay any of its indebtedness in excess of $250,000 as the same becomes due (other than indebtedness being actively contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles) or any indebtedness (other than the Note) in excess of $250,000 becomes due by its terms and remains unpaid or is or may be declared to be due and payable prior to its expressed maturity by reason of any default; or,

          (e) Borrower or any Subsidiary shall file a petition for bankruptcy, liquidation or any answer seeking reorganization, rearrangement, readjustment of its debts or for any other relief under any applicable bankruptcy, insolvency, or similar act or law, now or hereafter existing, or any action consenting to, approving of, or acquiescing in, any such petition or proceeding; or the appointment by consent or acquiescence of, a receiver, trustee, liquidator, or custodian for all or a substantial part of its property; or the making of an assignment for the benefit of creditors; or the inability to pay its debts as they mature; or take any corporate action to authorize any of the foregoing; or,

          (f) Filing of an involuntary petition against Borrower or any Subsidiary seeking reorganization, rearrangement, readjustment or liquidation of its debts or for any other relief under any applicable bankruptcy, insolvency or other similar act or law, now or hereafter existing; or the involuntary appoint-

LOAN AGREEMENT - Page 11
ment of a receiver, trustee, liquidator or custodian of all or a substantial part of its property, and such involuntary proceeding remains unvacated, undismissed or unstayed for a period of thirty (30) days; or the issuance of a writ of attachment, execution, sequestration or similar process against any part of its property and same remains unbonded, undischarged, or undismissed for a period of fifteen (15) days from the date of notice; or,

          (g) Final judgment for the payment of money in excess of $100,000 shall be rendered against Borrower or any Subsidiary and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or,

          (h) The occurrence of any substantial impairment of the Book Value of any Collateral or security delivered to Lender in connection with this Agreement or any other Loan Document; or,

          (i) An event occurs which has a material adverse effect on the financial condition or operation of the Borrower or its Subsidiaries; or,

          (j) A change in control of Borrower or any Subsidiary (as such or similar term is used in the Texas Banking Code of 1943 and in the Financial Institutions Regulatory and Interest Rate Control Act) shall occur, or action to change such control shall be commenced, without the prior written consent of Lender (which consent may be given or withheld in Lender's sole discretion); or,

          (k) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any Subsidiary or any of their respective shareholders or directors, or Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents; or,

          (l) Receipt by any Subsidiary of a notice from the Federal Deposit Insurance Corporation of intent to terminate status as an insured bank; or,

          (m) The filing by any Subsidiary of an application for relief pursuant to section 13(c) of 13(i) of the Federal Deposit Insurance Act, as amended, or similar relief from any Tribunal; or,

          (n) The filing by any Subsidiary of an application for capital forbearance or similar relief from any Tribunal.

     6.2. REMEDIES UPON DEFAULT. At any time after fifteen (15) days from the date of written notice of the occurrence of an Event of Default in Sections 6.1(b), (c), (d), (h), (i) or (j) or immediately upon the occurrence of any Event of Default set forth in Sections 6.1(a), (e) (f), (g), (k), (l), (m), (n), at the option of Lender, the obligation of Lender to extend credit to Borrower pursuant hereto shall immediately terminate and the principal of and interest accrued on the Note if not earlier demanded, shall be immediately and automatically forthwith DEMANDED and due and payable without any notice or demand of any kind, and the same shall be due and payable immediately without any notice, presentment, acceleration, demand, protest, notice of acceleration, notice of intent to accelerate, notice of intent to demand, notice of protest or notice of any kind (except notice required by law which has not been waived herein), all of which are hereby waived. Upon the occurrence of any Event of Default and after all applicable grace and cure periods, Lender may exercise all rights and remedies available to it in law or in equity, under any Loan Document or otherwise.

     6.3. PROHIBITION OF TRANSFER, ASSIGNMENT AND ASSUMPTION. This Agreement pertains to the extension of debt financing and financial accommodations for the benefit of the Borrower and the Subsidiaries and, except as provided in Section 7.19, cannot be transferred to, assigned to or assumed by any other person or entity either voluntarily or by operation of law. In the event any Borrower or any Subsidiary becomes a debtor under the Bankruptcy Code of the United States or under the law of any foreign country, any trustee or debtor in possession may not assume or assign this agreement nor delegate the performance of any provision hereunder.

LOAN AGREEMENT - Page 12

                                 ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

          7.1. NOTICES. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and sent via telecopy (with telephonic verification of receipt) and delivered in person via over night delivery or mailed, postage prepaid, properly addressed as follows:

          If intended for Borrower, to:
          -----------------------------

               Texas Security Bancshares, Inc.
               777 West Rosedale
               Fort Worth, Texas 76104
               Attn:  Michael J. Tyler
               Telephone: (817) 347-8800
               Telecopy:  (817) 870-2410

          If intended for Lender, to:
          ---------------------------

               The Frost National Bank
               100 West Houston Street
               P.O. Box 1600
               San Antonio, Texas 78296
               Attn:  Jerry L. Crutsinger
               Vice President
               Telephone: (214) 954-9050
               Telecopy:  (214) 954-9052

or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner. All such notices, requests, consents and demands shall be deemed to have been given or made when sent via telecopy or delivered in person, or if mailed when deposited in the mails.

          7.2. PLACE OF PAYMENT. All sums payable hereunder to Lender shall be paid at Lender's banking office at 100 West Houston Street, San Antonio, Bexar County, Texas, on the date due. If any payment falls due on other than a Business Day, then such due date shall be extended to the next succeeding Business Day, and such amount shall be payable in respect to such extension.

          7.3. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement in the making of the Loan. All statements contained in any certificate or other instrument delivered by Borrower hereunder shall be deemed to constitute representations and warranties made by Borrower. Lender agrees that with respect to any information that Lender is required to hold in confidence pursuant to this Agreement, such agreement shall survive the termination of this Agreement.

          7.4. NO WAIVER. No waiver or consent by Lender with respect to any act or omission of Borrower or any Subsidiary on one occasion shall constitute a waiver or consent with respect to any other act or omission by Borrower or any Subsidiary on the same or any other occasion, and no failure on the part of Lender to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by Law.

          7.5. ACCOUNTING TERMS. All accounting and financial terms used herein, and the compliance with each covenant herein which relates to financial matters, shall be determined in accordance with regulatory accounting principles or GAAP.

          7.6. LENDER NOT IN CONTROL. None of the covenants or other provisions contained in the Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs and/or management of Borrower, any Subsidiary or Obligated Party, the power of Lender being limited to those rights generally given to lenders; provided that, if Lender becomes the owner of any

LOAN AGREEMENT - Page 13
stock or other equity interest in Borrower or any Subsidiary whether through foreclosure or otherwise, Lender shall be entitled to exercise such legal rights as it may have by being an owner of such stock, or other equity interest in Borrower or any Subsidiary.

          7.7. JOINT VENTURE, PARTNERSHIP, ETC. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, constitute or create a joint venture, partnership or any other association, affiliation, or entity between Borrower, or any Subsidiary, or Obligated Party and Lender.

          7.8. SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement and all other Loan Documents shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that neither Borrower nor any Subsidiary or Obligated Party may assign its rights herein, in whole or in part.

          7.9. EXPENSES. Borrower agrees to reimburse Lender for its out-of-pocket expenses, including reasonable attorneys' fees, in connection with the negotiation, preparation, administration and enforcement of this Agreement or any of the Loan Documents, making the Loan hereunder, and in connection with amendments, consents and waivers hereunder.

          7.10. GOVERNING LAW. THIS AGREEMENT, THE NOTE, AND ALL OTHER LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT FEDERAL LAWS MAY APPLY. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMED IN SAN ANTONIO, BEXAR COUNTY, TEXAS.

          7.11. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid and unenforceable provision had never comprised a part of this Agreement; and remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

          7.12. MODIFICATION OR WAIVER. No modification or waiver of any provision of this Agreement, the Note, or any Loan Document shall be effective unless such modification or waiver shall be in writing and executed by a duly authorized officer of Lender.

          7.13. RIGHT OF SETOFF. Nothing in this Agreement shall be deemed a waiver of Lender's right of Lender's lien or setoff against the Borrower's deposits.

          7.14. INDEMNIFICATION. Borrower hereby indemnifies Lender and each affiliate thereof and their respective officers, directors and employees, attorneys, and agents from, and holds each of them harmless against, any and all losses, liabilities, claims, damages, costs and expenses (including attorneys' fees) to which any of them may become subject which arise from or relate to any of the Loan Documents or any of the transactions contemplated thereby or from any investigation, litigation or other proceeding, including, without limitation, any threatened investigation, litigation or other proceeding relating to any of the foregoing; provided however, Borrower's indemnity does not apply to any actions arising as a result of the Lender's gross negligence or wilful misconduct . Without limiting any provision of this Agreement or of any other Loan Document, it is the express intention of the parties hereto that each Person to be indemnified under this section shall be indemnified from and held harmless against any and all losses, liabilities, claims, damages, costs, and expenses (including attorneys' fees) arising out of or resulting from the sole or contributory negligence of the Person to be indemnified. This section shall not apply to claims arising after the date the Loan is paid in full.

          7.15. WAIVER OF DTPA. Neither the Borrower nor its Subsidiary is in a significantly disparate bargaining position and they have both been represented by legal counsel in this transaction. The Borrower and its Subsidiaries hereby waive the applicability of the Texas Deceptive Trade Practices Act (other than

LOAN AGREEMENT - Page 14

(S)17.555) to the transaction and any and all rights or remedies that may be available to the Borrower or any Subsidiary in connection with this transaction.

          7.16. COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, all of which together shall constitute one and the same instrument.

          7.17. HEADINGS. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

          7.18. MAXIMUM INTEREST RATE. No provision of this Agreement or of the Note shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in the Note or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor any other Obligated Party shall be obligated to pay the excess amount of such interest or any other excess sum paid for use, forbearance, or detention of sums loaned pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Note; and, if the principal of the Note has been paid in full, any remaining excess shall forthwith be paid to Borrower.

          7.19. ASSIGNMENT, PARTICIPATION, OR PLEDGE BY LENDER. Lender may from time to time, without notice to Borrower or any Obligated Party: (i) pledge or encumber or assign to the Federal Reserve Bank or any affiliate of Lender all of Lender's right, title and interest in and to this Agreement, the Loan Documents and/or the collateral securing the Loan; or (ii) sell a participation or joint venture interest in all or any part of Lender's right, title, and interest in and to this Agreement, the Loan Documents and/or such collateral; and Borrower and each Obligated Party hereby expressly consent to any such future transaction. Each participant or joint venturer shall be entitled to receive all information regarding the creditworthiness of Borrower or any Obligated Party, including, without limitation, all information required to be disclosed to a participant or joint venturer pursuant to any Law of any Tribunal.

          7.20. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT, UNDERSTANDING, REPRESENTATIONS AND WARRANTIES OF THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS, ARRANGEMENTS AND UNDERSTANDINGS BETWEEN THE PARTIES. SHOULD A CONFLICT IN ANY TERMS, CONDITIONS OR COVENANTS EXIST BETWEEN THIS AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THIS AGREEMENT SHALL BE CONTROLLING.

          IN WITNESS HEREOF, Borrower and Lender, by and through their duly authorized officers, have caused this Agreement to be executed the day and year first above written.

BORROWER:                           TEXAS SECURITY BANCSHARES, INC.


                                    By: /s/ Stuart W. Murff
                                        -------------------
                                    Its:
                                        -------------------


                                    By: /s/ Michael J. Tyler
                                        --------------------
                                    Its:
                                        -------------------


LENDER:                             THE FROST NATIONAL BANK


                                    By: /s/ Jerry L. Crutsinger
                                        -----------------------
                                    Its: Vice President
                                         ----------------------

LOAN AGREEMENT - Page 15

     The undersigned is executing this page to evidence its consent to the foregoing and to acknowledge the terms and conditions of this Agreement which shall be controlling over the Loan which is secured by the Security Instruments executed by the undersigned.

                                    TEXAS SECURITY BANCSHARES CORPORATION



                                    By: /s/ J. Andy Thompson
                                        --------------------
                                    Its: President
                                         -------------------

LOAN AGREEMENT - Page 16

                             REVOLVING CREDIT NOTE

                                                                       Effective
$12,500,000.00                  DALLAS, TEXAS                   October 12, 1994

     For value received, TEXAS SECURITY BANCSHARES, INC., a Texas corporation, whose address is 777 West Rosedale, Fort Worth, Texas 76104 (herein called "Borrower"), promises to pay to the order of THE FROST NATIONAL BANK, a national banking association (herein called "Lender"), at its offices at 100 West Houston Street, P.O. Box 1600, San Antonio, Texas 78296, in lawful money of the United States of America, the sum of TWELVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($12,500,000.00), together with interest on the unpaid principal balance from the date advanced until paid in full at a variable rate per annum which is equal to the Prime Rate but in no event to exceed the Highest Lawful Rate.

     1. Payment Terms. All accrued and unpaid interest shall be due and payable on the last day of each month commencing November 30, 1994 and continuing regularly thereafter through and including April 30, 1996. All unpaid principal shall be due and payable on April 30, 1996.

     2. Revolving Principal Balance. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans or advances made pursuant to and under the terms of this note subsequent to each such occurrence. All loans or advances and all payments or prepayments made hereunder on account of principal or interest may be endorsed (and shall so be endorsed prior to any transfer of this note) by the holder hereof on a schedule attached hereto and made a part hereof for all purposes. In the event that the unpaid principal amount hereof at any time, for any reason, exceeds the maximum amount hereinabove specified, Borrower covenants and agrees to immediately pay to the Lender the excess principal amount, such excess principal amount shall in all respects be deemed to be included among the loans or advances made pursuant to the other terms of this note and shall bear interest at the rates hereinabove stated.

     3. Request for Advance. Prior to maturity, unless expressly agreed otherwise pursuant to the terms of any written agreement between Borrower and Lender and executed in connection herewith (in which case the terms of such written agreement shall control over the terms of this note but to the extent the terms of this note are not inconsistent with the terms of such written agreement, the terms of this note shall apply) the holder hereof may, at its option, make loans or advances hereunder: (i) pursuant to the terms of any such written agreement, or (ii) at the oral or written request of any of the undersigned or of any officer or agent of Borrower designated by or acting under the authority of resolutions of the board of directors of Borrower, a duly certified or executed copy of which shall be furnished to the holder hereof, until written notice of the revocation of such authority is received by the holder hereof. Each Advance must be in an amount at least equal to the lesser of (i) the Available Amount, or (ii) $500,000.00. Borrower covenants and agrees to furnish to the holder hereof written confirmation of any such oral request within two (2) days of the resulting loan or advance, but any such loan or advance shall be deemed to be made under and entitled to the benefits of this note irrespective of any failure by Borrower to furnish such written confirmation. Any loan or advance shall be conclusively presumed to have been made under the terms of this note to or for the benefit of Borrower when made pursuant to the terms of any written agreement executed in connection herewith between Borrower and Lender, or in accordance with such requests and directions, or when said advances are deposited to the credit of the account of Borrower with Lender regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account.

     4. Events of Default. The Borrower shall be in default under this note upon occurrence of any Event of Default set forth in the Loan Agreement.

REVOLVING CREDIT NOTE - Page 1

     5. Remedies. Upon the occurrence of any Event of Default and after any applicable notice and opportunity to cure provisions provided in the Loan Agreement, and at any time thereafter, thereupon at the option of Lender (i) all obligations, if any, of the Lender hereunder, shall immediately cease and terminate unless and until the Lender shall reinstate same in writing; (ii) the obligation of Lender to extend credit to Borrower pursuant hereto shall immediately terminate and the principal of and interest accrued on the Note shall be immediately DEMANDED and forthwith due without notice of any kind;
(iii) the Lender may commence collection and/or foreclosure proceedings under the terms and conditions of the Loan Documents or under applicable laws; and
(iv) Lender may exercise its rights of set-off against any deposits of Borrower held by Lender.

     6. Default Rate Interest. All past due principal and interest shall bear interest from its due date until paid at the lesser of (i) Prime Rate plus four percent (4.0%) per annum, or (ii) Highest Lawful Rate.

     7. Interest Calculations. Adjustments in the interest rate shall be made on the date as any change in such Prime Rate and adjustments due to changes in the Highest Lawful Rate to be made on the effective date of any change in the Highest Lawful Rate. Interest shall be computed on a per annum basis of a year of 360 days and for the actual number of days (including the first but excluding the last day) elapsed unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per annum basis of a year of 365 or 366 days, as the case may be.

     8. Collection Costs. If this note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Borrower agrees to pay Lender its collection costs, including a reasonable amount for attorney's fees, but in no event to exceed the maximum amount permitted by law or otherwise allowed by a court of competent jurisdiction in an unappealable judgment. Borrower hereby expressly waives bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any collateral or security.

     9. Usury Savings. It is the intention of Borrower and Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this note or under any of the other Loan Documents or otherwise in connection with this note shall under no circumstances exceed the maximum amount of nonusurious interest allowed by applicable law, and any excess shall be credited on this note by the holder hereof (or, to the extent that this note shall have been or would thereby be paid in full, then it shall be applied to any other indebtedness of Borrower to Lender, or to the extent all other indebtedness has been or would thereby be paid in full, refunded to Borrower); and (ii) in the event that maturity of this note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of nonusurious interest allowed by applicable law, and excess interest, if any, provided for in this note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this note (or, to the extent that this note shall have been or would thereby be paid in full, then it shall be applied to any other indebtedness of Borrower to Lender, or to the extent all other indebtedness has been or would thereby be paid in full, refunded to Borrower).

     10. Prepayment. Borrower reserves the option of prepaying the principal of this note, in whole or in part, at any time after the date hereof without penalty. All amounts of principal so prepaid and received by the holder of the note shall be applied to the next principal installment due under this note.

REVOLVING CREDIT NOTE - Page 2

     11. Waivers by Borrower. Except as set forth in the Loan Agreement, the Borrower waives presentment, protest, notice of acceleration, demand, notice of intent to accelerate, notice of protest and all other notices of any kind all of which are hereby expressly waived by the Borrower, and Borrower hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial payments hereon, or any release or substitution of any collateral or security hereof, in whole or in part, with or without notice, from time to time, before or after maturity.

     12. Governing Law. This note shall be construed under and governed by the laws of the State of Texas (including applicable federal law).

     13. Definitions. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in that certain Loan Agreement of event date herewith between Borrower and Lender.

     14. Other Controlling Agreements. This note is subject to all the terms and conditions of the Loan Agreement executed in connection herewith.

     15. FINAL AGREEMENT. THIS NOTE, AND ALL OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AND ENTIRE AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, SUBSEQUENT OR CONTEMPORANEOUS ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.

     EXECUTED as of, although not necessarily on, the date first written above.

BORROWER:                           TEXAS SECURITY BANCSHARES, INC.



                                    By: /s/ Stuart W. Murff
                                        -----------------------------
                                    Its:
                                        -----------------------------



                                    By: //s Michael J. Tyler
                                        ------------------------------
                                    Its:
                                        ------------------------------

REVOLVING CREDIT NOTE - Page 3

                          SECURITY AGREEMENT - PLEDGE

     The undersigned, TEXAS SECURITY BANCSHARES CORPORATION, a Delaware corporation, whose address is 2500 West Fourth Street, Suite 11, Wilmington, Delaware, 19899 (hereinafter called "Pledgor"), gives, grants, transfers and conveys to THE FROST NATIONAL BANK, whose address is 100 West Houston Street, P.O. Box 1600, San Antonio, Texas 78296 (hereinafter called "Secured Party"), a security interest in the collateral described and identified below, to secure performance and payment of any and all Obligations of Texas Security Bancshares, Inc., a Texas corporation ("Debtor") under that certain Loan Agreement of even date herewith between Debtor and Secured Party ("Loan Agreement") including, without limitation, that certain Revolving Credit Note in the original principal amount of $12,500,000.00.

A. COLLATERAL. The Collateral of this Security Agreement is 200,000 shares of common stock of Central Bank & Trust of Fort Worth, Texas evidenced by certificate(s) no. 232 and 233, deposited with Secured Party contemporaneously with the execution of this Security Agreement, and all other property previously, presently or in the future deposited with Secured Party. Collateral includes, without limitation, all stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, new securities, or other property which Pledgor may hereafter become entitled to receive on account of such securities or other property, and in the event Pledgor receives any such property, Pledgor will immediately deliver same to Secured Party to be held by Secured Party in the same manner as the property originally deposited as Collateral. The Collateral of this Security Agreement also includes the proceeds of any and all property described above, as well as any renewal of, replacements of, or substitutions for such Collateral. The Secured Party agrees that prior to the expiration of all cure periods following the occurrence of an Event of Default, the Pledgor shall have the authority to vote all common stock pledged and shall further have the right to receive all proceeds (i.e., cash dividends) from the Collateral, provided however, after all applicable grace and cure periods have expired following the occurrence and continuation of an Event of Default, all voting rights shall be granted to Secured Party and all proceeds shall be paid directly to the Secured Party.

B. PAYMENT OF INDEBTEDNESS. Debtor shall pay to Secured Party any sum or sums due or which may become due pursuant to any term note or notes now or hereafter executed by Debtor to evidence Debtor's Obligations to Secured Party, in accordance with the terms of such Loan Agreement and the terms of this Security Agreement. Pledgor and Debtor shall pay to Secured Party on demand all expenses and expenditures, including reasonable attorneys fees and other legal expenses incurred or paid by Secured Party in exercising or protecting its interests, rights and remedies under this Security Agreement, plus interest thereon at the rate of ten percent (10%) per annum.

C.   REPRESENTATIONS.  Pledgor represents, warrants and agrees that:

     1. All financial or credit statements and Collateral deposited with or relied upon by Secured Party prior to, contemporaneously with, or subsequent to execution of this Security Agreement are or will be true, correct, complete, valid and genuine.

     2. All investment securities, instruments, chattel paper, and any like property delivered to Secured Party as Collateral:

          (a) are genuine, free from adverse claims or other security interests, default, pre-payment or defenses;

          (b) all persons appearing to be obligated thereon have authority and capacity to contract and are bound thereon as they appear to be from the face thereof; and

          (c) the same comply with applicable laws concerning form, content and manner of preparation and execution.

SECURITY AGREEMENT - PLEDGE

     3. Pledgor owns the Collateral and has the right to transfer any interest therein; the Collateral is not subject to the interest of any third person. Pledgor will defend the Collateral and its proceeds against the claims and demands of all third persons.

D.   FURTHER AGREEMENTS.  Pledgor agrees that:

     1. Secured Party's duty with reference to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in Secured Party's possession.

     2. Demand, notice, protest and all demands and notices of any action taken by Secured Party under this Security Agreement or in connection with any note or notes, except as otherwise provided in the Loan Agreement and this Security Agreement, are hereby waived, and any indulgence of Secured Party, substitution for, exchange of or release of Collateral, in whole or in part, or addition or release of any person liable on the Collateral is hereby assented and consented to.

     3. Secured Party shall not be responsible in any way for any depreciation in the value of the Collateral, nor shall any duty or responsibility whatsoever (except as required by applicable Law) rest upon Secured Party to take necessary steps to preserve rights against prior parties or to enforce collection of the Collateral by legal proceedings or otherwise, the sole duty of Secured Party, its successors and assigns, being to receive collections, remittances and payments on such Collateral as and when made and received by Secured Party, and at Secured Party's option, applying the amount or amounts so received, after deduction of any collection costs incurred, as payment upon any indebtedness of Pledgor to Secured Party pursuant to the provisions of this Security Agreement, or holding the same for the account and order of Pledgor.

E. EVENTS OF DEFAULT. Pledgor shall be in default under this Security Agreement upon the occurrence of any Event of Default set forth in the Loan Agreement.

F. ASSIGNMENT. This Security Agreement, Secured Party's rights hereunder or the indebtedness hereby secured may be assigned from time to time, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Security Agreement to Secured Party.

G. REMEDIES. Upon the occurrence of an Event of Default and at any time after any applicable grace, notice and opportunity to cure provisions provided in the Loan Agreement:

     1. Secured Party may declare all obligations secured hereby immediately due and payable.

     2. Secured Party shall have, then or at any time thereafter, the rights and remedies provided in the Uniform Commercial Code in force in the State of Texas at the date of execution of this Security Agreement.

     3. In addition to the rights and remedies referred to above, Secured Party may in its sole discretion, sell, assign and deliver all or any part of the Collateral at public or private sale and bid and become purchaser at any public sale. If notice to Pledgor is required by the Uniform Commercial Code of Texas for public or private sale of Collateral, Secured Party may give written notice to Pledgor five (5) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made, by mailing such notice to Pledgor at the address designated in this Security Agreement.

Secured Party may apply the proceeds of any disposition of Collateral available for satisfaction of Debtor's indebtedness and the expenses of sale in any order of preference which Secured Party, in its sole discretion, chooses. Debtor shall

SECURITY AGREEMENT - PLEDGE
remain liable for any deficiency. Secured Party may at any time demand, sue for, collect or make any compromise or settlement with reference to the Collateral as Secured Party, in its sole discretion, chooses. Secured Party may delay exercising or omit to exercise any right or remedy under this Security Agreement without waiving that or any other past, present or future right or remedy, except in writing signed by Secured Party.

H. MISCELLANEOUS. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement. The terms "Debtor" and "Pledgor" as used in this instrument shall be construed as singular or plural to correspond with the number of persons executing this instrument as such. The pronouns used in this instrument are in the masculine gender but shall be construed as feminine or neuter as occasion may require. "Secured Party," "Debtor" and "Pledgor" as used in this instrument include the heirs, executors or administrators, successors, representatives, receivers, trustees, and assigns of those parties. If more than one person executes this instrument as Pledgor, their obligations under this instrument shall be joint and several. Terms used in this instrument which are defined in the Texas Uniform Commercial Code are used with the meanings as therein defined. The law governing this secured transaction shall be that of the State of Texas. This Security Agreement is subject to all the terms and conditions of the Loan Agreement. If any provision of this Security Agreement contradicts any provision of the Loan Agreement, the Loan Agreement shall be controlling.

     EXECUTED, this 12th day of October, 1994.


PLEDGOR:                            TEXAS SECURITY BANCSHARES CORPORATION


                                    By:  /s/ J. Andy Thompson
                                         ------------------------------
                                    Its: President
                                         ------------------------------


DEBTOR:                             TEXAS SECURITY BANCSHARES, INC.


                                    By:  /s/ Stuart W. Murff
                                         ------------------------------
                                    Its:
                                         ------------------------------


                                    By:  /s/ Michael J. Tyler
                                         ------------------------------
                                    Its:
                                         ------------------------------

SECURITY AGREEMENT - PLEDGE